SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2005

SECURITY BANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Georgia	000-23261	58-2107916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4219 Forsyth Road, Macon, Georgia 31210

(Address of Principal Executive Offices)

(478) 722-6200

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

Effective December 31, 2005, Security Bank Corporation (“SBKC”) completed its acquisition of Rivoli BanCorp, Inc. (“Rivoli”), a bank holding company, through the merger of Rivoli with and into SBKC. SBKC will issue $4,500,000 in cash and 1,472,616 shares of SBKC common stock to Rivoli shareholders in connection with the acquisition of Rivoli. On December 31, 2005, the total value of the consideration to be issued in the acquisition was approximately $38,797,235. Even though the acquisition of Rivoli was not sufficiently significant to SBKC to be reported under Item 2.01, SBKC has elected to disclose the acquisition under Item 8.01.

A copy of the press release issued by SBKC announcing the completion of the acquisition is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 2.1	-	Amended and Restated Agreement and Plan of Reorganization between SBKC and Rivoli, dated October 14, 2005 (incorporated by reference to SBKC’s Form S-4/A (File No. 333-128767), filed with the Commission on October 21, 2005).

Exhibit 99.1	-	Press release announcing consummation of the acquisition of Rivoli, dated January 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SECURITY BANK CORPORATION

DATE: January 3, 2006	By:	/s/ H. Averett Walker
H. Averett Walker
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
2.1	-	Amended and Restated Agreement and Plan of Reorganization between SBKC and Rivoli, dated October 14, 2005 (incorporated by reference to SBKC’s Form S-4/A (File No. 333-128767), filed with the Commission on October 21, 2005).

99.1	-	Press release announcing consummation of the acquisition of Rivoli, dated January 3, 2006.